10F-3 Report
CGCM Core Fixed Income Investments
	9/1/2012		through	2/28/2013

Issuer Name	Sub-Adviser	Trade Date	Selling Dealer	Offering Size	Total Amt. Allocated	Purchase Price
Rock-Tenn Company	Western Asset Management	9/4/2012	B of A Merrill Lynch	350,000,000	80,000	99.157
Rock-Tenn Company	Western Asset Management	9/4/2012	B of A Merrill Lynch	350,000,000	10,000	98.93
Wellpoint Inc.	Western Asset Management	9/5/2012	Credit Suisse Securities (USA) LLC	625,000,000	80,000	99.959
QEP Resources Inc.	Western Asset Management	9/5/2012	JP Morgan Securities	650,000,000	70,000	100
BNP Paribas	Western Asset Management	9/7/2012	BNP Paribas Securities Corp	1,250,000,000	320,000	99.869
Commonwealth Bank of Australia	Western Asset Management	9/10/2012	Credit Suisse Securities (USA) LLC	1,000,000,000	430,000	99.95
Royal Bank of Scotland	Western Asset Management	9/11/2012	RBS Securities Inc.	2,000,000,000	300,000	99.943
Hyundai Capital America	Western Asset Management	9/24/2012	JP Morgan Securities	500,000,000	100,000	99.863
General Electric Company	Western Asset Management	10/1/2012	Barclays Capital	2,000,000,000	170,000	99.973
Heineken NV	Western Asset Management	10/2/2012	Barclays Capital	1,250,000,000	120,000	99.67
Toyota Motor Credit Corp.	Western Asset Management	10/2/2012	UBS Securities	1,500,000,000	410,000	99.942
BBVA US Senior, SA Unipersonal	Western Asset Management	10/4/2012	BoA Merrill Lynch	2,000,000,000	370,000	100
Oracle Corp.	Western Asset Management	10/18/2012	RBS Securities Inc.	2,500,000,000	390,000	99.827
Freddie Mac	Western Asset Management	10/19/2012	BoA Merrill Lynch	1,165,794,000	1,500,000	11.236
Reynolds American Inc.	Western Asset Management	10/24/2012	JP Morgan Securities	1,100,000,000	120,000	99.864
Southern Copper Corporation	Western Asset Management	11/5/2012	BoA Merrill Lynch	1,200,000,000	560,000	98.207
AbbVie Inc. (00287YAB5)	Western Asset Management	11/5/2012	Barclays Capital	4,000,000,000	440,000	99.791
AbbVie Inc. (00287YAC3)	Western Asset Management	11/5/2012	Barclays Capital	3,100,000,000	270,000	99.356
Eaton Corporation/Turlock (900212AG6)	Western Asset Management	11/14/2012	JP Morgan Securities	1,000,000,000	140,000	99.891
Eaton Corporation/Turlock (900212AG6)	Western Asset Management	11/14/2012	JP Morgan Securities	1,600,000,000	310,000	99.664
HCP Inc.	Metropolitan West Asset Management	11/14/2012	UBS Securities	800,000,000	300,000	99.729
Humana Inc.	Western Asset Management	12/5/2012	BoA Merrill Lynch	600,000,000	100,000	99.61
Cliffs Natural Resources	Western Asset Management	12/6/2012	JP Morgan Securities	500,000,000	120,000	99.132
UBS-Barclays Commercial Mortgage Trust 2012-C4	Western Asset Management	12/6/2012	UBS Securities	145,609,000	180,000	102.499
Ford Motor Company	Western Asset Management	1/3/2013	Goldman Sachs	2,000,000,000	280,000	97.423
Freddie Mac Structured Pass-Through Certificates (SPCs), Series K-024	Western Asset Management	1/9/2013	Wells Fargo Securities LLC	1,449,478,610	410,000	6.781
Zoetis Inc.	Western Asset Management	1/16/2013	Barclays Capital	1,350,000,000	80,000	99.89
Tenet Healthcare	Western Asset Management	1/22/2013	BoA Merrill Lynch	850,000,000	100,000	100
FHLBank System	Western Asset Management	1/24/2013	Credit Research & Trading LLC	3,000,000,000	310,000	99.911
Extended Stay America Trust 2013-ESH	Western Asset Management	1/31/2013	JP Morgan Securities	1,820,000,000	180,000	100.99
Imperial Tobacco Finance PLC	Western Asset Management	2/5/2013	BoA Merrill Lynch	1,250,000,000	390,000	99.91
Wells Fargo & Company	Western Asset Management	2/6/2013	Wells Fargo Securities LLC	2,000,000,000	80,000	99.941
Freeport-McMoRan Copper & Gold 35671DBE4	Western Asset Management	2/28/2013	BoA Merrill Lynch	1,500,000,000	90,000	99.99
Freeport-McMoRan Copper & Gold 35671DBE4	Western Asset Management	2/28/2013	BoA Merrill Lynch	1,000,000,000	100,000	99.962
FirstEnergy Corp. 337932AE7	Western Asset Management	2/28/2013	RBS Securities Inc.	650,000,000	100,000	99.99
FirstEnergy Corp. 337932AF4	Western Asset Management	2/28/2013	RBS Securities Inc.	850,000,000	180,000	99.926